SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K\A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 13, 2001

                             CHELL GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)

          NEW YORK                  005-524525               112805051
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  (State or other jurisdiction      (Commission            (IRS Employer of
          incorporation)            File Number)          Identification No.)

                14 METEOR DRIVE, TORONTO, ONTARIO CANADA, M9W 1A4
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (416) 675-6666

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         (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

      Chell Group Corporation (the "Company"), entered into a Share Purchase Agreement (the "Agreement") dated as of December 13, 2001 by and among the Company, Chell Merchant Capital Group, Inc., a wholly-owned subsidiary of the Company (the "Buyer"), Melanie Johannesen, Randy Baxandall, Morris Chynoweth, Elaine Chynoweth, the Johannesen Family Trust, the Baxandall Family Trust, the Merc Family Trust, Logicorp Data Systems Ltd. ("Logicorp Data"), 123557 Alberta Ltd. ("123557"), Logicorp Service Group Ltd. ("Logicorp Group") and 591360 Alberta Ltd. ("591360").

      The Agreement provides for the purchase of all of the issued and outstanding shares in the capital of Logicorp Data, Logicorp Group, 123557 and 591360 from the registered and beneficial owners of record of said shares (the "Sellers") . The total purchase price payable by the Buyer to the Sellers shall be a maximum of Eight Million One Hundred and Ninety-nine Thousand Six Hundred and Sixty-eight Dollars ($8,199,668), subject to adjustments set forth in the Agreement (the "Purchase Price"). The Purchase Price shall be paid as follows:

(1) The Buyer shall pay a non-refundable Deposit of one hundred thousand ($100,000.00) dollars to the Sellers;

(2) The Buyer shall pay the sum of One Million Four Hundred Thousand Dollars ($1,400,000) on the day following the first advance of funds to or on behalf of the


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

Company in respect of a financing by way of an issue of notes through Joseph Gunnar & Co., LLC, subject to the closing of the transactions pursuant to the Agreement;

(3) Delivery to the Sellers of an interest-free promissory note from the Buyer in the aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000) payable within six (6) months of the effective date of the Agreement (the "Effective Date"); provided however, at any time prior to the expiry of such six month period, but in any event prior to payment of the aforesaid $1,800,000 amount, the Buyer may elect to adjust the Purchase Price by substituting the $1,800,000 promissory note for an interest-free promissory note from the Buyer payable to the Sellers in the amount of Two Million Forty Thousand Dollars ($2,040,000) one half of which is due six (6) months from the Effective Date and the balance of which is due one (1) year from the Effective Date, and upon delivery of the substituted promissory note for $2,040,000 for the Sellers or to the Sellers' Counsel, the $1,800,000 promissory note shall be returned to the Buyer or to the Buyer's Counsel and cancelled;

(4) Delivery to the Sellers of an interest free promissory note from the Buyer in the aggregate amount of Five Hundred Thousand Dollars ($500,000) payable within fifteen (15) months of the Effective Date; in addition, the Buyer covenants to pay to the Sellers within the aforesaid fifteen (15) month period, the amount by which the EBITDA exceeds the amount of One Million Dollars ($1,000,000) for the first 12 months following the Effective Date; and


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

(5) 5,355,000 exchangeable shares of the Company.

      The closing of the Agreement is subject to several conditions including completion of successful due diligence and the approval of the Company's board of directors and shareholders.

      The foregoing description is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 2.1 to this current report on Form 8-K.


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

Item 7. Financial Statements and Exhibits

Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K numbered in accordance with Item 601 of Regulation S-K.

Exhibit 2.1    Share Purchase Agreement by and among Chell Group
               Corporation, Chell Merchant Capital Group, Inc., Melanie Johannesen, Randy Baxandall, Morris Chynoweth, Elaine Chynoweth, the Johannesen Family Trust, the Baxandall Family Trust, the Merc Family Trust, Logicorp Data Systems Ltd., 123557 Alberta Ltd., Logicorp Service Group Ltd. and 591360 Alberta Ltd.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Chell Group Corporation
                                       a New York Corporation


Date: January 21, 2002                 By: /s/ Don Pagnutti
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                                          Don Pagnutti, Chief Financial Officer


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

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit                            Location
-------           ----------------------                            ----------
2.1               Share Purchase Agreement by and among             Exhibit "A"
                  Chell Group Corporation, Chell
                  Merchant Capital Group, Inc., Melanie
                  Johannesen, Randy Baxandall,
                  Morris Chynoweth, Elaine Chynoweth,
                  the Johannesen Family Trust, the
                  Baxandall Family Trust, the Merc Family Trust,
                  Logicorp Data Systems
                  Ltd., 123557 Alberta Ltd., Logicorp Service
                  Group Ltd. and 591360 Alberta Ltd.


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